PERSONAL TRADING - CODE OF ETHICS - HERITAGE FAMILY OF
FUNDS

I.      STATEMENT OF GENERAL POLICY

        This Code of Ethics has been adopted by each of the Heritage Funds listed in APPENDIX 1 in compliance with Rule 17j-1 under the Investment Company Act of 1940, as amended ("Rule 17j-1") and applies to all Access Persons as defined in Section II. Capitalized terms used in this Code are defined in Section II. All Appendices referred to herein are attached and are a part of this Code.

        This Code is based on the principle that the Access Persons of the Heritage Funds have a fiduciary duty to place the interests of the Heritage Funds ahead of their own interests and to avoid activities, interests and relationships that might interfere with making decisions in the best interests of the Heritage Funds. Doubtful situations should be resolved in favor of the Heritage Funds because technical compliance with the Code's procedures will not automatically insulate from scrutiny activities that indicate an abuse of your fiduciary duties.

        This Code is designed to maintain high standards of practice and ethics. Because no code can address all problems or issues that may arise, you are encouraged to address those issues that are unclear to you with the Compliance Officer.

        This Code imposes specific restrictions on Access Persons, Investment Persons and Portfolio Managers (in some cases this includes immediate family members) based on their status relative to access to investment-related data or their ability to influence investment decisions. Somewhat stricter restrictions on certain activities and/or transactions apply to Investment Personnel and Portfolio Managers due to their more direct involvement and greater influence on portfolio trading activities of the Heritage Funds. Likewise, many restrictions do not apply to Independent Fund Trustees or Interested Fund Trustees because they have no involvement in portfolio trading activities of the Heritage Funds.

II.     DEFINITIONS
         A. "Access Person" means any trustee, director, officer or Advisory Person of the Heritage Funds. An Access person to Heritage need not make separate reports to Heritage to extent the information would duplicate information provided in the Heritage Code of Ethics.
         B. "Access Person Account" means the following Securities accounts: any personal account of an Access Person; any joint or tenant-in-common account in which the Access Person has an interest or is a participant; any account for which the Access Person acts as trustee, executor, or custodian; any account over which the Access Person has investment discretion or otherwise can

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             exercise control (other than non-related clients' accounts over which the Access Person has investment discretion), including the accounts of entities controlled directly or indirectly by the Access Person; and any other account in which the Access Person has a direct or indirect Beneficial Interest (other than such accounts over which the Access Person has no investment discretion and cannot otherwise exercise control).
         C. "Advisory Person" means (i) any trustee, director, officer, employee of the Heritage Funds or Heritage (or of any company in a control relationship with such companies) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Heritage Funds, or whose functions relate to the making of any recommendation with respect to such purchases or sales, and (ii) any natural person in a control relationship to such companies who obtains information concerning recommendations made to a Heritage Fund with respect to the purchase and sale of securities by a Heritage Fund.
         D. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.
         E. "Beneficial Interest" means the opportunity to share, directly or indirectly, in any profit or loss on a transaction in Securities, including, but not limited to, all joint accounts, partnerships, and trusts.
         F. "Compliance Officer" means the so-designated individual at Heritage (or that person's designee if the compliance person is absent or unavailable) as set forth in APPENDIX 2 as amended from time to time.
         G. "Employee" means any person who works for Heritage in exchange for predetermined and periodic financial compensation.
         H. "Equivalent Security" means any Security issued by the same entity as the issuer of a security, including options, rights, warrants, preferred stock, restricted stock, bonds, and other obligations of that issuer.
         I.  "Heritage" means Heritage Asset Management, Inc.
         J. "Heritage Fund" means the Heritage investment companies listed in APPENDIX 1 as amended from time to time.
         K. "Immediate Family" of an Access Person means any of the following persons (including adoptive relationships) who reside in the same household as the Access Person:

             child          grandparent      son-in-law
             stepchild      spouse           daughter- in-law
             grandchild     sibling          brother-in-law
             parent         mother-in-law    sister-in-law
             stepparent     father-in-law

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         L.  "Independent Fund Trustee" means the trustees of the Heritage Funds who are not "interested persons" of the Heritage Funds as that term is defined in the Investment Company Act of 1940, as amended.
         M.  "Initial Public Offering" is an offering of securities registered under the Securities Act of 1933 by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.
         N. "Interested Fund Trustee" means the trustees of the Heritage Funds who are "interested persons" of the Heritage Funds as that term is defined in the Investment Company Act of 1940, as amended.
         O.  "Investment Personnel" (or, singularly, "Investment Person") are
             (i) employees of the Heritage Funds (or of any company in a control relationship to such companies) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of a security, or
             (ii) any natural person who controls a Heritage Fund and who obtains information concerning recommendations made to a Heritage Fund regarding the purchase and sale of securities by the Heritage Fund. References to Investment Personnel include Portfolio
             Managers.
         P. "Limited Offering" means a limited offering exempt from registration pursuant to Rules 504, 505 or 506 or under Section
             4(2) or 4(6) of the Securities Act of 1933.
         Q. "Material Investigation" means an investigation that leads to the imposition of a significant remedial action for a violation of the Code.
         R. "Portfolio Manager" means those natural persons employed directly by the Heritage Funds who are entrusted with the direct responsibility and authority to make investment decisions affecting a Heritage Fund.
         S. "Pre-Clearance Officer" means the so-designated individual at Heritage (or that person's designee if the Pre-Clearance Officer is absent or unavailable) as set forth in Appendix 2 as amended from time to time.
         T. "Security" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, shares of a registered investment company, investment contracts, and all derivative instruments, such as options and warrants. Security also includes futures and options on futures but, unlike other Securities, there is no requirement in the Code that such Securities be pre-cleared.
         U.  "Securities Transaction" means a purchase or sale of Securities.
III.    APPLICATION OF THE CODE OF ETHICS TO ACCESS PERSONS
         A.  GENERAL REQUIREMENT

             All Access Persons are covered by at least some portion of this Code. It is the responsibility of each Access Person to read and understand those sections that apply to him or her. If there is any doubt regarding the application of a particular provision, consult the Compliance or Pre-Clearance Officer.

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         B.  INDEPENDENT FUND TRUSTEES

             Notwithstanding the definition of Access Persons, the following provisions of the Code DO NOT APPLY to Independent Fund Trustees and their Immediate Families:

              1.  pre-clearance of trades (Sections IV-A, B, C)
              2. certain prohibited transactions (Section IV-D 6, 7, 8, and 9), and
              3.  certain reporting requirements (Section V).
         C.  INTERESTED FUND TRUSTEES

             Notwithstanding the definition of Access Persons, the pre-clearance of trades provisions of the Code (Sections IV-A, B, C) DO NOT apply to Interested Fund Trustees and their Immediate Families:

IV.     PRE-CLEARANCE REQUIREMENTS AND PROHIBITED
        TRANSACTIONS
         A.  PRE-CLEARANCE REQUIREMENTS

             All Securities Transactions by Access Persons in an Access Person Account must be pre-cleared with the Pre-Clearance Office. Transactions described in this section require approval by the Pre-Clearance Officer prior to being placed. INDEPENDENT FUND TRUSTEES AND INTERESTED FUND TRUSTEES ARE NOT REQUIRED TO PRE-CLEAR THEIR SECURITIES TRANSACTIONS.

              1. MUTUAL FUND TRANSACTIONS. An Access Person is required to pre-clear with the Pre-Clearance Officer any transaction involving a registered open-end investment company (mutual fund) unless such transaction is part of a periodic investment (including 401k plans) or redemption plan (i.e. systematic withdrawal). However, allocations for these periodic investments or redemptions must have initial pre-clearance by the Pre-Clearance Officer. Any allocation changes or transactions outside of a previously approved periodic investment or redemption plan must also receive pre-clearance. Pre-clearance is not necessary for transactions involving a money market mutual fund.
              2. ALL OTHER SECURITIES TRANSACTIONS. In addition, an Access Person must pre-clear trades of all other Securities unless specifically exempted by this Code section. Participation in an Initial Public Offering or Limited Offering is generally prohibited unless exceptional circumstances exist. In that case, pre-clearance is required using the form provided in APPENDIX 8. This limitation does not preclude participation in

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                  an initial offering of a registered open-end investment
                  company with proper pre-clearance.
              3. EXEMPTIONS. The following are exemptions from the pre-clearance requirements herein, except relating to Initial Public Offerings and Limited Offerings:
                    a. Securities Transactions in which the Access Person has no knowledge of the transaction before it is completed (such as discretionary trades made by a fiduciary in which the Access Person is not consulted or advised of the trade before it is executed).
                    b. Securities Transactions for accounts of spouses of an Access Person; provided however, that the Access Person is not listed as a party to his or her spouse's trading account.
                    c. Any purchase or sale of Securities of any issuer with a market capitalization in excess of $10 billion
                    d. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.
                    e. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue.
                    f. Any transaction involving: bankers' acceptances; bank certificates of deposit; commercial paper; high quality short-term debt (including repurchase agreements); commodity futures (including currency futures) and options thereon; interests in Securities comprising part of a broad-based, publicly traded market basket or index of stocks, approved for trading by the appropriate federal authority (for example, options on the S&P 500 Index); Securities directly issued by the U.S. Government; Raymond James Financial, Inc. stock purchased through a quarterly employee stock purchase plan; and other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.
         B.  PRE-CLEARANCE PROCEDURES

             Prior to entering an order for a Securities Transaction, an Access Person must fill out a Trade Authorization Request Form (APPENDIX
             4) and submit the completed form to the Pre-Clearance Officer. (Proposed Securities Transactions for the Pre-Clearance Officer's Account must be submitted to the President of Heritage.) After receiving the completed Trade Authorization Request Form, the

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             Pre-Clearance Officer will review the information in the form and, as soon as practicable (generally on the same day if the request is received before 2 p.m. and there is a Pre-clearance Officer available), determine whether to clear the proposed Securities Transaction.

             No order for a Securities Transaction for which pre-clearance authorization is sought may be placed prior to receipt of written authorization by the Pre-Clearance Officer. The date of any authorization must be reflected on the Trade Authorization Request Form. The Pre-Clearance Officer will send one copy of the completed form to the person seeking authorization and one copy to the Heritage Compliance Department.

             In some cases, the Pre-Clearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. The Pre-Clearance Officer is not required to give an explanation for refusing to authorize a Securities Transaction.

         C.  LENGTH OF TRADE AUTHORIZATION APPROVAL

             Authorizations provided by the Pre-Clearance Officer for personal trades of mutual funds are effective for one trading day after the authorization is granted; all other Security Transactions authorizations are effective, unless earlier revoked, until the earlier of (1) the close of business on the third trading day after the authorization is granted, or (2) when the person requesting authorization learns that information in the Trade Authorization Request Form is not accurate.

             If a trade order is not placed within the applicable period, a new authorization must be obtained before the Securities Transaction is placed. If a trade order has been placed but has not been executed within the applicable effective period after authorization is granted (such as in the case of a limit order), no new authorization is necessary unless (1) the person wishes to amend the order, or (2) the order remains outstanding for more than 30 days.

         D.  PROHIBITED ACTS

             All Access Persons must comply with provisions 1 through 5 below. However, provisions 6 through 9 do not apply to Independent Fund
             Trustees:

              1. GENERAL. Rule 17j-1 prohibits an Access Person of an investment company from using information concerning the investments or investment intentions of an investment company, or from using their ability to influence such investment

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                  intentions, for personal gain or in a manner detrimental to the interest of a fund. In connection with the requirements of Rule 17j-1, it shall be a violation of this Code, for an Access Person, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Heritage Fund to:
                    a. employ any device, scheme or artifice to defraud a Heritage Fund;
                    b. make to a Heritage Fund (or its agents or affiliates) any untrue statement of a material fact, or to omit to state to a Heritage Fund (or its agents or affiliates) a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
                    c. engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Heritage Fund; or
                    d. engage in any manipulative practice with respect to a Heritage Fund.
              2. DISCLOSURE OF CONFIDENTIAL INFORMATION. An Access Person is prohibited from revealing non-public information relating to the investment intentions, activities or portfolios of the Heritage Funds except to (a) persons whose responsibilities require knowledge of the information, (b) regulatory authorities who have appropriate jurisdiction with respect to such matters, or (c) third parties who utilize such information for ratings or performance analysis. Notwithstanding exceptions (a)-(c) above, an Access Person who discloses any confidential information must comply with the Policy and Procedures Concerning Selective Disclosure of Mutual Fund Portfolio Holdings of the Heritage Funds.
              3. TAKING ADVANTAGE OF CORPORATE OPPORTUNITIES. An Access Person is prohibited from taking personal advantage of any opportunity properly belonging to the Heritage Funds. This includes, but is not limited to, acquiring Securities for one's own account that would otherwise be acquired for the Heritage Funds.
              4. USING POSITION OR INFLUENCE FOR PERSONAL BENEFIT AT EXPENSE OF CLIENTS. An Access Person is prohibited from causing or attempting to cause a Heritage Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person.

                  If an Access Person or Immediate Family Member stands to materially benefit from an investment decision for a Heritage Fund that the Access Person is recommending or participating in, the Access Person must disclose that interest to the Heritage Fund's Portfolio Manager or to the Compliance Officer. Based on the information given, a decision will be made as to whether to restrict the Access Person's

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                  participation in causing the Heritage Fund to purchase or sell a Security in which the Access Person has an interest.

                  An Access Person must disclose to the Portfolio Manager (or to the Compliance Officer if the Access Person in question is a Portfolio Manager) any Beneficial Interest that the Access Person or Immediate Family member has in that Security or an Equivalent Security, or in the issuer thereof, where the decision could create a material benefit to the Access Person or Immediate Family Member or the appearance of impropriety. The person to whom the Access Person reports the interest, in consultation with the Compliance Officer, must determine whether the Access Person will be restricted in making investment decisions.

              5. PERSONAL SECURITY TRANSACTIONS. An Access Person is prohibited from engaging in the following transactions:
                    a. Conducting a transaction while in possession of "inside" material nonpublic information regarding the Security or the issuer of the Security;
                    b. Entering into a transaction intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;
                    c. Purchasing or selling a Security (other than a registered open-end investment company) on any day during which that Access Person has knowledge that a Heritage Fund has a pending "buy" or "sell" order in the same Security (or an Equivalent Security) until that order is executed or withdrawn, unless the Access Person provides an explanation of why the trade is necessary and provision is made for the Heritage Fund trade to take precedence (in terms of price) over the Access Person. Prior to approving a trade, the Pre-Clearance Officer must determine whether there is an open order for the Security by a Heritage Fund; or
                    d. Conducting any other transaction deemed by the Pre-Clearance Officer to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.
              6. RECEIVING OR OFFERING OF GIFTS. An Access Person is prohibited from soliciting, accepting or giving of gifts or gratuities, except for gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year) and customary business lunches, dinners, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) in situations where the Access Person, because of his or her


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                  position with the Heritage Funds, may be offered gifts or may wish to give gifts to unaffiliated persons or entities that do business with the Heritage Funds. If an Access Person receives any gift that might be prohibited under this Code, he or she must promptly inform the Compliance Officer.
              7. SHORT-TERM PURCHASES AND SALES. An Access Person shall not purchase a Security within 60 calendar days of the sale of that Security (or an Equivalent Security) or sell a Security within 60 calendar days of the purchase of the Security (or an Equivalent Security), unless the Access Person agrees to give up all profits on the transaction to a charitable organization designated by the Heritage Funds.
              8. SERVICE ON BOARDS OF COMPANIES. An Access Person may not serve on the board of directors of a publicly-traded company without prior written approval by the Compliance Officer. This approval rarely will be granted and, if granted, normally will require that the relevant Access Person be isolated, through "Chinese Wall" or other procedures, from those making investment decisions related to the issuer on whose board the Access Person sits.
              9. PORTFOLIO MANAGERS. In addition to the provisions applicable to all Access Persons listed above, no Portfolio Manager may buy or sell a Security in an investment account (or any account in which they hold a beneficial interest) within seven calendar days of a purchase or sale of the same Security (or an Equivalent Security) by any Heritage Fund managed by the Portfolio Manager. For example, if a Heritage Fund trades a security on day one, day eight (or the next trading day, whichever is later) is the first day its Portfolio Manager may trade that Security for an account in which he or she has a beneficial interest. This provision does not apply to Heritage Fund accounts in which the Portfolio Manager is a shareholder.
V.      REPORTS FOR ALL ACCESS PERSONS EXCEPT INDEPENDENT
        FUND TRUSTEES

        Each Access Person is required to provide certain periodic information to the Compliance Officer regarding their trading activity and holdings. INDEPENDENT FUND TRUSTEES ARE NOT REQUIRED TO MAKE THE REPORTS DESIGNATED UNDER THIS SECTION V. Certain transactions that are exempt from the reporting requirements are listed below.

         A.  INITIAL HOLDINGS REPORT

             Any person who becomes an Access Person of the Heritage Funds must submit, within 10 days of becoming such designation, an Initial Holdings Report (see APPENDIX 3) listing all of the securities held in an Access Person Account. The information in the Initial Holdings Report must be current as of a date no more than 45 days


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             before the report is submitted. The Report will be sent by (and should be returned to) the Pre-Clearance Officer.

         B.  QUARTERLY TRANSACTION REPORTS / DUPLICATE CONFIRMATIONS AND
             STATEMENTS

             Each Access Person must arrange for the Compliance Officer to receive directly from the broker, dealer, mutual fund company, or bank in question, duplicate copies of each confirmation and periodic statement for any Securities Transaction during the quarter for which that Access Person is required to obtain pre-clearance. All copies must be received no later than 30 days after the end of the calendar quarter. Each confirmation or statement must disclose the following information:

              1.  the date of the transaction;
              2. the title (and interest rate and maturity date, if applicable);
              3.  the number of shares and principal amount;
              4.  the nature of the transaction (e.g., purchase, sale);
              5.  the price of the Security; and
              6. the name of the broker, dealer, bank, or mutual fund through which the trade was effected.

             If an Access Person is not able to arrange for duplicate confirmations and statements to be sent that contain the information required above, the Access Person promptly must submit a Quarterly Transaction Report (see APPENDIX 7) within 30 days after the completion of each calendar quarter to the Compliance Officer.

             Each Access Person who establishes an account during the quarter must complete the required section pertaining to new accounts in the Quarterly Transaction Report (see APPENDIX 7). This Report must be submitted to the Compliance Officer within 10 days after the completion of each calendar quarter. In accordance with Raymond James Financial corporate policy, each Access Person who is an Employee of Heritage must maintain their brokerage accounts with a Raymond James affiliated broker-dealer. If such an Access Person wishes to open or maintain a brokerage account outside of Raymond James, he or she must receive written permission from the Compliance Officer. An Access Person is not required to make a quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan.

         C.  ANNUAL HOLDINGS REPORT

             Each Access Person must submit an Annual Holdings Report (see APPENDIX 3) listing all Securities in an Access Person Account. The information in the Annual Holdings Report must be current as of a

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             date no more than 45 days before the report is submitted. The completed report should be submitted to the Compliance Officer by January 31 following the end of the calendar year.

VI.     REPORTS FOR INDEPENDENT FUND TRUSTEES

        Independent Fund Trustees (and their Immediate Families) need only report a Securities Transaction if, at the time of the transaction, such person knew or, in the ordinary course of fulfilling his or her duties as an Access Person, should have known that, during the 15-day period immediately preceding or after the date of the transaction, such security had been or was going to be purchased or sold by a Heritage Fund or that such a purchase or sale had been or was going to be considered by a Heritage Fund. Those Independent Fund Trustees who have Securities Transactions to report should refer to the procedures in
        Section V-B above.

VII.    EXEMPTIONS, DISCLAIMERS AND AVAILABILITY OF REPORTS
         A.  EXEMPTIONS FROM REPORTING REQUIREMENTS
              1. Securities Transactions involving the following circumstances or Securities are exempt from reporting requirements: (1) the Access Person did not have direct or indirect influence or control over the transaction; (2) Securities directly issued by the U.S. Government; (3) bank certificates of deposit; (4) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee based on a determination that the risk of abuse is minimal or non-existent.
              2. Notwithstanding the provisions of Section V above, no Access Person shall be required to make a Quarterly Transaction Report where such report would duplicate information recorded by Heritage pursuant to Rule 204-2(a) of the Investment Advisers Act of 1940.
         B.  DISCLAIMERS

             Any report of a Securities Transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the Report relates.

         C.  AVAILABILITY OF REPORTS

             All information supplied pursuant to this Code may be available for inspection by the Trustees of the Heritage Funds, the Code of Ethics Review Committee, the Compliance Officer, the Pre-Clearance Officer, any party to which any investigation is referred by any of

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             the foregoing, the Securities and Exchange Commission, and any state securities commission with appropriate jurisdiction.

VIII.   CODE OF ETHICS REVIEW COMMITTEE

        The Board of Trustees of the Heritage Funds hereby designates those persons listed in APPENDIX 2 hereto to serve on the Code of Ethics Review Committee. The Code of Ethics Review Committee shall investigate any reported or suspected violation of the Code and, as appropriate, take such actions as are authorized by Section VIII. The Committee also shall review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and prepare an annual report to the Heritage Funds' Boards of Trustees that:

              1. Summarizes any changes in the procedures made during the past year,
              2. Identifies any Material Investigations during the past year, and
              3. Identifies any recommended changes in existing restrictions or procedures based on the experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

        Members of the Committee, the Compliance Officer and the Pre-Clearance officer are set forth in APPENDIX 2.

IX.     REMEDIES

        If the Code of Ethics Review Committee determines that an Access Person has violated one or more applicable provisions of this Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of censure or suspension or termination of employment. As part of any sanction, the Committee may require the Access Person to reverse the trades in question and forfeit any profit or absorb any loss derived there from. The Committee has sole authority to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to abide by a directive to reverse a trade may result in the imposition of additional sanctions.

        The Code of Ethics Review Committee is charged with the responsibility of conducting informational hearings, assessing mitigating factors, and imposing sanctions. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code relating to a Heritage Fund that merits remedial action, it will report to the Board of Trustees of the appropriate Heritage Fund information relating to the violation and any sanctions imposed.

X.   COMPLIANCE CERTIFICATION

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        Each current Access Person and each newly-hired Access Person shall certify that he or she has received, read and understands this Code of Ethics by executing the Acknowledgment of Receipt of Code of Ethics Form set forth as Appendix 5. At least once a year, each Access Persons will be required to certify on the Access Person Certification Form set forth as Appendix 6 that he or she has read and understands the Code, has complied with the requirements of the Code, and has reported all Securities Transactions required to be disclosed or reported pursuant to the Code.

XI.  INQUIRIES REGARDING THE CODE

        Please call the Compliance Officer if you have any questions about this Code or any other compliance-related matters.

        Adopted effective as of March 1, 1995, as amended on August 7, 1995, November 18, 1996, May 12, 1998, February 14, 2000, May 22, 2000, May
        30, 2003, February 6, 2004, November 18, 2004, and February 10, 2005.


     APPENDIX 1
     ----------

                                                                      APPENDIX 1
                                                           For Internal Use Only

This Code of Ethics has been adopted by the following investment companies

Heritage Cash Trust
Money Market Fund
Municipal Money Market Fund
Heritage Capital Appreciation Trust

Heritage Growth and Income Trust

Heritage Income Trust

High Yield Bond Fund
Intermediate Government Bond Fund
Heritage Series Trust
Diversified Growth Fund
Growth Equity Fund
International Equity Fund
Mid Cap Stock Fund
Small Cap Stock Fund
Value Equity Fund

     March 1, 1995, as amended on February 14, 2000, July 2, 2001, and February 6, 2004.

     APPENDIX 2
     ----------

                                                                      APPENDIX 2
                                                           For Internal Use Only

                                 CONTACT PERSONS
POSITION                         INDIVIDUAL        DESIGNEE
--------                         ----------        --------
Pre-clearance Officer            K. C. Clark
Compliance Officer               K. C. Clark
Code of Ethics Review            Robert N. Brady
Committee                        K. C. Clark
                                 James Sutherland

Adopted effective as of February 14, 2000, May 30, 2003 and February 6, 2004.


     Appendix 3

                                                                      APPENDIX 3
                                                           For Internal Use Only

                          PERSONAL SECURITIES HOLDINGS
          (use for Initial Holdings Report and Annual Holdings Report)

In accordance with the Code of Ethics, please list all securities holdings for each of your Access Person Accounts, including accounts of your Immediate Family.

   1.  Initial or Annual Report (circle one)
   2.  Name of Access Person:

       ----------------------------------------------------------------
   3. If different than #1, name of the person in whose name the account is held:

       -------------------------------------------------------------------------

       --------------
   4.  Relationship of (3) to (2):

       ----------------------------------------------------------------
   5.  Account Number:

       -------------------------------------------------------------------------
   6. For each account, attach your most recent account statement listing securities in that account. If you own securities that are not listed in an attached account statement, list them below:


                                                              NAME OF
                                                              -------
          NAME OF SECURITY    QUANTITY    PRINCIPAL AMOUNT    BROKER/DEALER/BANK
          ----------------    --------    ----------------    ------------------

1.


2.


3.


4.



(Attach separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the securities in my Access Person Accounts, including accounts of my Immediate Family.




------------------------------
Access Person Signature



                                               Dated:
                                                      ----------------------
------------------------------
Print Name



        APPENDIX 4
        ----------

                                                                      APPENDIX 4
                                                           For Internal Use Only

             TRADE AUTHORIZATION REQUEST FOR ACCESS PERSON ACCOUNTS
               FOR ALL SECURITIES TRANSACTIONS EXCEPT MUTUAL FUNDS


     1.   Name of Access Person requesting authorization:

          ------------------------------------------------------------

     2. If different than #1, name of the person in whose account the trade will occur:

          ----------------------------------------------------------------------

     3.   Relationship of (2) to (1):
                                     -------------------------------------------

     4.   Name of security:
                           -----------------------------------------------------

     5. Maximum # of shares or units to be purchased or sold or amount of bond:

          ----------------------------

     6.   Check if applicable: ___Purchase ___Sale ___Market Order __Limit Order

     7.   Do you possess material nonpublic information
          regarding the security or the issuer of the security?   ___ Yes ___ No

     8.   To your knowledge, are the securities or
          "equivalent" securities (i.e., securities issued by
          the same issuer) held by any Heritage Fund?             ___ Yes ___ No

     9.   To your knowledge, are the securities (or equivalent
          securities) being considered for purchase or sale by
          any Heritage Fund?                                      ___ Yes ___ No

     10.  To your knowledge, are the securities (or equivalent
          securities) being considered for purchase or sale by
          any Heritage Fund?                                      ___ Yes ___ No

     11.  If you are an Access Person, are the securities
          being acquired in an Initial Public Offering?           ___ Yes ___ No

     12.  If you are an Access Person, are the securities
          being acquired in a Limited Offering?                   ___ Yes ___ No

     13.  If you are a Portfolio Manager, has any account you
          managed purchased or sold these securities (or
          equivalent securities) within the past seven
          calendar days or do you expect the account to
          purchase or sell these securities (or equivalent
          securities) within seven calendar days after your
          purchase or sale?                                       ___ Yes ___ No

     14.  If you are an Access Person, have you or any account
          covered by the Code's pre-authorization provisions
          purchased or sold these securities (or equivalent
          securities) in the prior 60 days?                       ___ Yes ___ No


I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.

                                             -----------------------------------
                                                         Access Person Signature





                                             -----------------------------------
                                                                      Print Name



Authorized:
            -------------------------------------

Date:
      -------------------------------------

                                                                      APPENDIX 4
                                                           For Internal Use Only

                          TRADE AUTHORIZATION REQUEST
                          FOR MUTUAL FUND TRANSACTIONS


     1.   Name of Access Person requesting authorization:

          ----------------------------------------------------------------------

     2. If different than #1, name of the person in whose account the trade will occur:

          ----------------------------------------------------------------------

     3.   Relationship of (2) to (1):
                                      ------------------------------------------

     4.   Type of Transaction: ____ Purchase _____ Sale _____ Exchange

     5.   Name of mutual fund (if an exchange, list all funds involved):

          ----------------------------------------------


          ----------------------------------------------

     6.   Amount of transaction: $
                                  ----------------------

     7.   Do you possess material nonpublic information
          regarding the mutual fund?                              ___ Yes ___ No

     8.   If you are an Access Person, have you or any account    ___ Yes ___ No
          covered by the Code's pre-authorization provisions purchased or sold these securities (or equivalent securities) in the prior 60 days?

I have read the currently effective Code of Ethics, and believe that the proposed trade complies fully with the requirements of the Code.




                                             -----------------------------------
                                                                       Signature





                                             -----------------------------------
                                                                      Print Name



Authorized:
            -------------------------------------

Date:
      -------------------------------------



        APPENDIX 5
        ----------


                                                                      APPENDIX 5
                                                           For Internal Use Only

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received the Code of Ethics (as last amended on ______ __, 2005), adopted by the Heritage Family of Investment Companies and represent that I have read the Code of Ethics, understand the Code of Ethics and will comply with the Code of Ethics.





                                             -----------------------------------
                                                         Access Person Signature

                                             -----------------------------------
                                                                      Print Name


Dated:
       -----------------------


        APPENDIX 6
        ----------

                                                                      APPENDIX 6
                                                           For Internal Use Only

                     ANNUAL CERTIFICATION OF COMPLIANCE WITH
                               THE CODE OF ETHICS

I certify that during the past year I have complied with all applicable provisions of the Code of Ethics (as last amended on February 6, 2004) adopted by the Heritage Family of Funds, including all applicable, disclosure, pre-clearance and reporting requirements.




                                             -----------------------------------
                                                         Access Person Signature




                                             -----------------------------------
                                                                      Print Name



Dated:
       -----------------------


        APPENDIX 7
        ----------

                                                                      APPENDIX 7
                                                           For Internal Use Only

                         REPORT OF SECURITY TRANSACTIONS
                         FOR QUARTER ENDED _____________

ACCESS PERSONS OTHER THAN INDEPENDENT FUND TRUSTEES: You do not need to report transactions in 1) direct obligations of the U.S. Government, 2) bankers' acceptances, bank CDs, commercial paper, high quality short-term debt instruments, 3) shares of an open-end investment company, and 4) transactions which you had no direct or indirect influence or control.

INDEPENDENT FUND TRUSTEES: If you are an Independent Fund Trustee, then you only need to report a transaction if you, at the time of that transaction, knew or, in the ordinary course of fulfilling your official duties as a Trustee to the Heritage Funds, should have known that, during the 15-day period immediately before or after your transaction in a security,

     1.   the Funds purchased or sold such security or
     2. the Funds ortheir investment adviser considered purchasing or selling such security.

Disclose all securities transactions for the period covered by this Report:

--------------------------------------------------------------------------------------------
                                          PRICE AT
NAME/DESCRIPTION   NUMBER     DATE OF      WHICH     PRINCIPAL  BOUGHT        NAME OF
  OF SECURITY*     SHARES   TRANSACTION   EFFECTED     AMOUNT   OR SOLD   BROKER/DEALER/BANK
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------

* Please disclose the interest rate or maturity date, if applicable.

Did you establish any securities accounts during the period covered by this Report?__ Yes __ No

If Yes, please complete the following:

--------------------------------------------------------------------------------
                                    DATE OF                    ACCOUNT NUMBER
    NAME OF BROKER              ACCOUNT OPENING              BROKER/DEALER/BANK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

____ The above is a record of every transaction in a security or account opened which I had, or in which I acquired, any direct or indirect beneficial ownership during the period indicated above.
____ I certify that the Compliance Officer has received confirmations or account statements pertaining to all transactions executed and that disclose the information required above, and notice of any accounts opened, during the period covered by this Report.
____   I have nothing to report for the period covered by this Report.

Date:                                 Signature:
      -------------                             --------------------------------




        APPENDIX 8
        ----------

                                                                      APPENDIX 8
                                                           For Internal Use Only

                   INITIAL PUBLIC OFFERING / LIMITED OFFERING
                                 CLEARANCE FORM

                  (for the use of the Compliance Officer only)

The Code of Ethics for the Heritage Funds prohibits any acquisition of securities in an initial public offering (other than shares of open-end investment companies) and limited offerings by any Access Person. In cases of exceptional circumstances, however, investments in such securities may be permitted. In these instances, a record of the rationale supporting the approval of such transactions must be completed and retained for a period of 5 years after the end of the fiscal year in which approval is granted. This form should be used for such record keeping purposes.

Name of Access Person:
                                           -------------------------------------
Date of Request:
                                           -------------------------------------
Name of IPO / Limited Offering:
                                           -------------------------------------
Date of Offering:
                                           -------------------------------------
Number of Shares / Interests:
                                           -------------------------------------
Price:
                                           -------------------------------------
Name of Broker/Dealer/Bank:
                                           -------------------------------------


____   I have cleared the IPO / Limited Offering transaction described above.

Reasons supporting the decision to approve the above transaction:

                                             -----------------------------------
                                                      Name of Compliance Officer




                                             -----------------------------------
                                                 Signature of Compliance Officer




                                             -----------------------------------
                                                                            Date